EXHIBIT 99.1

IA GLOBAL CLOSES ACQUISITION OF ASSETS OF QUIKCAT TECHNOLOGIES, INC.

BURLINGAME, CA  June 15, 2004/PRNewswire-FirstCall/ --

IA Global Inc. (Amex: IAO) announced that the purchase of the intellectual property and other assets of QuikCAT Technologies, Inc. ("QuikCAT") successfully closed on June 10, 2004. The purchase price was $700,000 in cash, plus the assumption of certain contracts, agreements and liabilities. This acquisition completes a further milestone in the Company's strategy to develop its Internet data acceleration products.

QuikCAT has developed Internet & E-mail Accelerator software that accelerates the delivery of data (web content and email attachments) by 3-6 times over the "last mile", where the transmission of data is typically the slowest for a dial-up connection to the Internet. IA Global Inc. has previously licensed specific parts of this technology from QuikCAT in relation to its Internet Acceleration business in Japan and Australia.

IA Global's CEO, Alan Margerison, said, "We are pleased to have acquired the assets, customer base, technology and people of QuikCAT Technologies, Inc. This should help IA Global grow its Internet data acceleration revenue worldwide."

ABOUT IA GLOBAL INC.

IA Global, Inc. is a public holding company focused on acquiring companies that operate in the entertainment, media and technology areas. Through our 67% equity interest in Fan Club Entertainment Ltd., we provide advertising, merchandising, publishing, website and data management services to Cyberbred Ltd., which manages the fan club in Japan for Marvel Entertainment Inc. and Marvel Characters Inc. We have developed an Internet acceleration product and service and market these products and services through our joint venture company, QuikCAT Australia, in the Australia and New Zealand markets. We also recently acquired a 60.5% equity interest in Rex Tokyo Ltd., a supplier and maintenance contractor of parts to the Pachinko and slot machine gaming industry in Japan.


For further information, contact:
Mark Scott, CFO
IA Global Inc.
533 Airport Blvd. Suite 400
Burlingame CA  94010
650-685-2402 (t)
650-685-2404 (f)
scott@iaglobalinc.com
www.iaglobalinc.com


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